UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  Form 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): February 9, 2006


                      Monadnock Community Bancorp, Inc.
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


          Federal                   000-50810               42-1634975
          -------                   ---------               ----------
(State or other jurisdiction       (Commission           (I.R.S. Employer
      of incorporation)              File No.)          Identification No.)


    1 Jaffrey Road, Peterborough, NH                          03458
    --------------------------------                          -----
(Address of principal executive offices)                    (Zip Code)


  Registrant's telephone number, including area code:       (603) 924-9654


                               Not Applicable
                               --------------
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.   OTHER EVENTS.

      On February 9, 2006, Monadnock Community Bancorp, Inc. (the "Registrant") issued a press release reporting that the Board of Directors of Monadnock Mutual Holding Company (the "MHC") has adopted a Plan of Conversion and Reorganization to convert the MHC to a capital stock corporation (the "Conversion"). The MHC owns approximately 55% of the outstanding common stock of the Registrant, which in turn owns 100% of the issued and outstanding shares of capital stock of Monadnock Community Bank, a federal savings bank. Upon consummation of the Conversion, the MHC will cease to exist and its shares of the Registrant's stock will be cancelled. Existing shares of the Registrant's common stock held by public stockholders will be exchanged for new shares of the Registrant, pursuant to an exchange ratio that has yet to be determined and will be based on an independent appraisal.

      A copy of the press release dated February 9, 2006, giving details associated with the Conversion is attached as Exhibit 99.1 to this report.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(A)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED: None

(B)   PRO FORMA FINANCIAL INFORMATION: None

(C)   SHELL COMPANY TRANSACTIONS: None

(D)   EXHIBITS:

      Exhibit 99.1- Press Release


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       Monadnock Community Bancorp, Inc.


Date: February 9, 2006                 By: /s/ William M. Pierce, Jr.
                                           --------------------------
                                           William M. Pierce, Jr.
                                           President and Chief Executive
                                           Officer


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